                                                                   EXHIBIT 10.31


                           STOCK PURCHASE AGREEMENT
                                by and between
                           AASTROM BIOSCIENCES, INC.
                                    and the
                        INVESTORS LISTED ON SCHEDULE A




                                January 8, 1996

                               TABLE OF CONTENTS
                               -----------------

                                                                            Page
                                                                            ----
1.   Purchase and Sale of Stock............................................   1
     1.1    Sale and Issuance of Series E Preferred Stock..................   1
     1.2    Closing........................................................   1

2.   Representations and Warranties of the Company.........................   2
     2.1    Organization, Good Standing and Qualification..................   2
     2.2    Subsidiaries...................................................   2
     2.3    Authorization..................................................   2
     2.4    Capitalization.................................................   2
     2.5    Valid Issuance of Preferred and Common Stock...................   3
     2.6    Financial Statements...........................................   4
     2.7    Governmental Consents..........................................   4
     2.8    Litigation.....................................................   4
     2.9    Patents and Trademarks.........................................   5
     2.10   Compliance With Other Instruments..............................   5
     2.11   Compliance With Law............................................   6
     2.12   Agreements; Action.............................................   6
     2.13   Corporate Documents............................................   7
     2.14   Title to Property and Assets...................................   7
     2.15   Employee Benefit Plans.........................................   7
     2.16   Leasehold Interests............................................   8
     2.17   Tax Returns and Payments.......................................   8
     2.18   Insurance......................................................   8
     2.20   Changes........................................................   9
     2.21   Related-Party Transactions.....................................   9
     2.22   Small Business Matters.........................................  10
     2.23   Hazardous Materials............................................  11
     2.24   Disclosure.....................................................  11

3.   Representations, Warranties and Covenants of Each Investor............  11
     3.1    Authorization..................................................  11
     3.2    Purchase Entirely for Own Account..............................  11
     3.3    Disclosure of Information......................................  12
     3.4    Investment Experience..........................................  12
     3.5    Restricted Securities..........................................  12
     3.6    Further Limitations on Disposition.............................  12
     3.7    Legends........................................................  13
     3.8    Accredited Investor............................................  13

                          --------------------------

                                                                            Page
                                                                            ----
     3.9    Removal of Legends; Further Covenants..........................  13

4.   California Commissioner of Corporations...............................  14
     4.1    Corporate Securities Law.......................................  14

5.   Conditions of Each Investor's Obligations at Closing..................  14
     5.1    Representations and Warranties.................................  14
     5.2    Performance....................................................  14
     5.3    Qualifications.................................................  14
     5.5    Opinion of Company Counsel.....................................  15
     5.6    Investor Rights Agreement......................................  15

6.   Conditions of the Company's Obligations at Closing....................  15
     6.1    Representations and Warranties.................................  15

7.   Covenants.............................................................  15
     7.1    Observer Rights................................................  15
     7.2    Registration Rights............................................  16
     7.3    Financial Information, Etc.....................................  16
     7.4    Information Rights and Related Covenants.......................  16
     7.5    Right of First Offer...........................................  16
     7.6    Best Efforts on Sale of Stock..................................  16

8.   Miscellaneous.........................................................  16
     8.1    Successors and Assigns.........................................  16
     8.2    Governing Law..................................................  16
     8.3    Counterparts...................................................  17
     8.4    Titles and Subtitles...........................................  17
     8.5    Notices........................................................  17
     8.6    Brokers and Finders............................................  17
     8.7    Expenses.......................................................  17
     8.8    Severability...................................................  17
     8.9    Entire Agreement...............................................  17
     8.10   Assurances.....................................................  18

SCHEDULE A - Schedule of Investors
SCHEDULE B - Schedule of Exceptions

                           STOCK PURCHASE AGREEMENT
                           ------------------------

     THIS STOCK PURCHASE AGREEMENT (this "Agreement") is made as of January 8, 1996 by and between AASTROM Biosciences, Inc., a Michigan corporation (the "Company"), and the investors listed on Schedule A hereto, each of which is herein referred to as an "Investor" and all of which are referred to collectively as the "Investors."

     In consideration of the mutual covenants contained herein and such other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

     1.  Purchase and Sale of Stock.
         ---------------------------

         1.1   Sale and Issuance of Series E Preferred Stock.
               ---------------------------------------------

               (a) The Company shall adopt and file with the Secretary of State of the State of Michigan on or before the Closing Date, as defined below, the Restated Articles of Incorporation in the form previously reviewed and approved by the Investors (the "Restated Articles").

               (b) Subject to the terms and conditions of this Agreement, on the Closing Date, each Investor agrees to purchase and the Company agrees to sell and issue to each Investor that number of shares of the Company's Series E Preferred Stock (the "Series E Preferred Stock") set forth opposite such Investor's name on Schedule A hereto at the purchase price of $4.25 per share, for the aggregate consideration set forth on Schedule A hereto.

               (c) The Company may sell shares of the Series E Preferred Stock not sold on the Closing Date to the State Treasurer of the State of Michigan (the "State of Michigan") in an amount equal to the number of shares set forth opposite such Investor's name on Schedule A hereto at one additional closing, provided that the closing of any such additional sale of shares must occur on or before January 31, 1996, and provided, further, that the total number of shares of Series E Preferred Stock so sold, together with those shares of Series E Preferred Stock sold on the Closing Date, shall not exceed 1,411,765. Such purchaser shall be deemed to be an Investor for purposes of this Agreement, and the shares so sold shall be deemed to have been acquired on the same terms and conditions as are set forth in this Agreement.

         1.2   Closing. The purchase and sale of the Series E Preferred Stock
               -------
(the "Closing") shall take place at the offices of Riordan & McKinzie, 300 South Grand Avenue, 29th Floor, Los Angeles, California 90071, on January 8, 1996, or at such other time and place as the Company and the Investors mutually agree upon (the "Closing Date"). At the Closing the Company shall deliver to each Investor a certificate representing the number of shares of Series E Preferred Stock purchased by such Investor against delivery to the Company by such Investor of the aggregate purchase price therefor by the wire transfer of immediately available funds to an account designated by the Company at least two (2) days prior to the Closing Date.

     2.  Representations and Warranties of the Company. The Company hereby
         ---------------------------------------------
represents and warrants to each Investor that, except as set forth on the Schedule of Exceptions attached hereto as Schedule B, which exceptions shall be deemed to be representations and warranties as if made hereunder, and which exceptions, though referencing specific sections, shall serve to modify each and every section relevant thereto:

         2.1   Organization. Good Standing and Qualification. The Company is a
               ---------------------------------------------
corporation duly organized, validly existing and in good standing under the laws of the State of Michigan and has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted. The Company is duly qualified to transact business and in good standing in each jurisdiction in which the nature of the business conducted by it or its ownership or leasing of property makes such qualification necessary and in which the failure so to qualify would have a material adverse effect on the Company's operations, financial condition, business prospects or properties (a "Material Adverse Effect").

         2.2   Subsidiaries. The Company has no subsidiaries, and does not own,
               ------------
directly or indirectly, (a) any shares of the capital stock, or securities convertible into capital stock, of any corporation or (b) any interest in any partnership, joint venture or similar business enterprise, and the Company does not control any entity.

         2.3   Authorization. All corporate action on the part of the Company,
               -------------
its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement, the performance of all obligations of the Company hereunder and the authorization, the issuance (or reservation for issuance) and delivery of the Series E Preferred Stock being sold hereunder and the Common Stock issuable upon conversion of the Series E Preferred Stock has been taken or will be taken on or prior to the Closing Date. This Agreement constitutes a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally.

         2.4   Capitalization. The authorized capital of the Company consists,
               --------------
or will consist on the Closing Date, of:

               (a)   Preferred Stock. 8,540,000 shares of preferred stock, of
                     ---------------
which 2,500,000 shares have been designated Series A Preferred Stock (the "Series A Preferred Stock"), all of which are issued and outstanding, 3,030,000 shares have been designated Series B Preferred Stock (the "Series B Preferred Stock"), all of which are issued and outstanding, 10,000 shares have been designated Series C Preferred Stock (the "Series C Preferred Stock"), all of which are issued and outstanding, 3,000,000 shares have been designated Series D Preferred Stock (the "Series D Preferred Stock"), all of which are issued and outstanding, and 1,411,765 have been designated Series E Preferred Stock, none of which is issued and outstanding. The rights, preferences and privileges of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock will be as stated in the Restated Articles, a copy of which was provided to each Investor. Based upon the Company's records the outstanding shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock are held by the persons and in the numbers indicated on the stockholders list made available to the Investors prior to the Closing Date. The Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock are sometimes collectively referred to herein as the "Preferred Stock."

               (b)   Common Stock. 17,000,000 shares of common stock, no par
                     ------------
value (the "Common Stock"), 2,592,610 shares of which are issued and outstanding and, based upon the Company's records, are owned by the persons and in the numbers indicated on the stockholders list made available to the Investors.

               (c) Agreements for Purchase of Shares. Except as set forth on
                   ---------------------------------
the Schedule of Exceptions hereto, there are no outstanding subscriptions, options, warrants, rights (including conversion or preemptive rights) or agreements of any kind or nature whatsoever under which the Company is obligated to issue any shares of its capital stock or any securities of any kind representing an ownership interest in the Company, and no holder of any security of the Company is entitled to preemptive or other similar rights to purchase any securities of the Company that have not been waived in contemplation of the sale and issuance of Series E Preferred Stock pursuant to the terms of this Agreement.

         2.5   Valid Issuance of Preferred and Common Stock.
               --------------------------------------------

               (a) The Series E Preferred Stock which is being purchased by the Investors hereunder, when issued, sold and delivered in accordance with the terms hereof, for the consideration expressed herein, will be duly and validly issued, fully paid and nonassessable and, based in part upon the representations of the Investors in this Agreement, will be issued in compliance with all applicable federal and state securities laws. The Common Stock issuable upon conversion of the Series E Preferred Stock purchased under this Agreement has been duly and validly reserved for issuance and, upon issuance and in accordance with the terms of the Restated Articles, will be duly and validly issued, fully paid and nonassessable and will be issued in compliance with all applicable federal and state securities laws.

               (b) The outstanding shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock and

Common Stock of the Company have been duly and validly authorized, issued and delivered, and are validly outstanding, fully paid and nonassessable. The Common Stock issuable upon conversion of the outstanding shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock has been duly and validly reserved for issuance and, when issued in accordance with the Restated Articles, will be duly and validly issued, fully paid and nonassessable. The outstanding shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock and Common Stock have been issued in compliance with all applicable federal and state securities laws.

         2.6   Financial Statements. The Company has delivered to each
               --------------------
Investor audited financial statements, which include the Company's balance sheet, statement of operations and statement of cash flows, for itself at and for the fiscal years ended June 30, 1995, 1994 and 1993 and its unaudited balance sheet and income statement at and for the five (5)-month period ended November 30, 1995 (the "Financial Statements"). The Financial Statements are complete and correct in all material respects, subject to normal year-end adjustments and to other adjustments made in the ordinary course of business and relating to grants, licenses and other similar items, and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated and are consistent with each other. The Financial Statements accurately set out and describe the financial condition and operating results of the Company as of the dates, and for the periods, indicated therein, subject, in the case of the unaudited financial statements, to normal year-end audit adjustments. Except as set forth in the Financial Statements, or as approved by the Board of Directors in the ordinary course of business, the Company has no liabilities, contingent or otherwise, other than (a) liabilities incurred in the ordinary course of business subsequent to June 30, 1995, and (b) obligations under contracts and commitments incurred in the ordinary course of business, which, individually or in the aggregate, are not material to the financial condition or operating results of the Company.

         2.7   Governmental Consents. To the best knowledge of the Company, no
               ---------------------
consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state, local or provincial governmental authority on the part of the Company is required in connection with the consummation of the transactions contemplated by this Agreement, except for the filings pursuant to applicable federal and state securities laws.

         2.8   Litigation. Except as set forth on the Schedule of Exceptions,
               ----------
there is no action, suit, proceeding or investigation pending or, to the best knowledge of the Company, currently threatened against the Company, its directors or officers that questions the validity of this Agreement or the right of the Company to enter into this Agreement or to consummate the transactions contemplated hereby or which might result, either individually or in the aggregate, in a Material Adverse Effect, or any change in the current equity ownership of the Company, nor is the Company aware that there is any basis for the foregoing. The foregoing includes, without limitation, actions pending or threatened (or any basis therefor known to the Company) involving the prior employment of any of the Company's employees, their use in connection with the Company's business of any information or techniques allegedly proprietary to any of their former employers, or the obligations of such employees under any agreements with prior employers. The Company is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation by the Company currently pending or which the Company presently intends to initiate.

         2.9   Patents and Trademarks. The Company has good and exclusive
               ----------------------
ownership of, or an exclusive license or right of use with respect to, those patents, trademarks, service marks, trade names, copyrights, trade secrets, information, proprietary rights and processes that are necessary for its business as now conducted and as proposed to be conducted, and, to the best knowledge of the Company, after reasonable inquiry, the Company's current use or planned use of its patents and other proprietary rights do not and will not conflict with or infringement of the rights of others. Except as set forth in the Schedule of Exceptions hereto, there are no outstanding options, licenses or agreements of any kind relating to the foregoing, nor is the Company bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, proprietary rights and processes of any other person or entity which would be material to the business of the Company. The Company has not received any communications alleging that the Company has violated or, by conducting its business as proposed, would violate any of the patents, trademarks, service marks, trade names, copyrights or trade secrets or other proprietary rights of any other person or entity. The Company is not aware that any of its employees and consultants is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of his or her best efforts to promote the interests of the Company or that would conflict with the Company's business as proposed to be conducted. Neither the execution nor delivery of this Agreement, nor the carrying on of the Company's business by the employees and consultants of the Company, nor the conduct of the Company's business as proposed, will, to the Company's knowledge, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any of such employees and consultants is now obligated, which conflict or default would have a Material Adverse Effect on the Company.

         2.10  Compliance With Other Instruments. To the best knowledge of the
               ---------------------------------
Company, the Company is not in violation or default of any provisions of the Restated Articles or Bylaws or of any instrument, permit, judgment, order, writ, decree or contract to which it is a party or by which it is bound or of any provision of any federal or state statute, rule or regulation applicable to the Company, which violation or default would have a Material Adverse Effect on the Company. The execution, delivery and performance of this

Agreement and the consummation of the transactions contemplated hereby will not result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either a default under any such provision, instrument, judgment, order, writ, decree or contract or an event which results in the revocation, impairment or forfeiture of a material permit or license, or the creation of any material lien, charge or encumbrance upon any of the assets of the Company.

         2.11  Compliance With Law. To the best knowledge of the Company, the
               -------------------
Company has complied with all laws, rules, regulations and orders applicable to its business, operations, properties, assets, products and services, the violation of which would have a Material Adverse Effect upon the Company, and the Company has all necessary permits, licenses and other authorizations required to conduct its business as it is now conducted. There is no existing law, rule, regulation or order, and the Company after due inquiry is not aware of any proposed law, rule, regulation or order, whether federal or state, which would prohibit or restrict the Company from, or otherwise have a Material Adverse Effect on the Company in, conducting its business, other than the customary governmental approvals required for medical products. The current status with respect to the review and approval of the Company's products by the U.S. Food and Drug Administration is set forth on the Schedule of Exceptions. Without limiting the foregoing in any manner, the Company has complied in all material respects with all applicable laws relating to the employment of labor, including provisions relating to wages, hours, equal opportunity, collective bargaining and the payment of Social Security and other taxes, with ERISA, as defined below, with the Occupational Health and Safety Act and with the Americans With Disabilities Act. The Company is in full compliance with the Immigration Reform and Control Act of 1986, as amended, and, to the best of the Company's knowledge, all key employees who are not United States citizens are currently authorized under United States immigration laws to hold United States employment and will continue to have such employment authorization through the foreseeable future and are otherwise in compliance with United States immigration laws.

         2.12  Agreements; Action.
               ------------------

               (a) Except as set forth on the Schedule of Exceptions, there are no agreements, understandings, instruments or contracts to which the Company is a party or by which it is bound which involve (i) obligations of, or payments to, the Company in excess of One Hundred Thousand Dollars ($100,000), other than obligations with respect to compensation under employment or consulting agreements previously disclosed to each Investor, (ii) the license of any patent, copyright, trade secret or other proprietary right of the Company, (iii) agreements relating to the development, manufacture or distribution of the Company's products, (iv) indemnification by the Company with respect to infringement of proprietary rights or (v) any other material agreement.

               (b) The Company has not (i) declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its capital stock, (ii) incurred any indebtedness for money borrowed or incurred any other liabilities individually in excess of One Hundred Thousand Dollars ($100,000) or in excess of One Hundred Fifty Thousand Dollars ($150,000) in the aggregate, other than obligations with respect to compensation under employment or consulting agreements, (iii) made any loans or advances to any person, other than ordinary advances for travel expenses, or (iv) sold, exchanged or otherwise disposed of any of its assets or rights, other than the sale of its inventory in the ordinary course of business and other than sales, exchanges or dispositions which would result in a Material Adverse Effect on the Company.

               (c) The Company is not a party to or bound by any contract, agreement or instrument, or subject to any restriction under the Restated Articles or Bylaws, which would have a Material Adverse Effect on its business as now conducted or as proposed to be conducted.

               (d) The Company has not engaged and is not presently engaged in any discussion (i) with any representative of any corporation or corporations regarding the consolidation or merger of the Company with or into any such corporation or corporations, (ii) with any corporation, partnership, association or other business entity or any individual regarding the sale, conveyance or disposition of all or substantially all of the assets of the Company or a transaction or series of related transactions in which more than twenty-five percent (25%) of the voting power of the Company is disposed of or (iii) regarding any other form of liquidation, dissolution or winding up of the Company.

         2.13  Corporate Documents. The Restated Articles and Bylaws of the
               -------------------
Company are in the form made available to the Investors.

         2.14  Title to Property and Assets. The Company has good and
               ----------------------------
marketable title to its properties and assets reflected in the Financial Statements or acquired by it since the date of the Financial Statements (other than properties and assets disposed of in the ordinary course of business since the date of the Financial Statements), and all such properties and assets are free and clear of mortgages, pledges, security interests, liens, charges, claims, restrictions and other encumbrances, except for liens to secure payment of obligations reflected in the Financial Statements and for current taxes not yet due and payable and minor imperfections of title, if any, not material in nature or amount and not materially detracting from the value or impairing the use of the property subject thereto or impairing the operations or proposed operations of the Company.

         2.15  Employee Benefit Plans. To the best knowledge of the Company,
               ----------------------
each of the Company's employee benefit plans, as such term is defined in the Employee Retirement Income Securities Act of 1974, as amended ("ERISA"), complies in form and in operation in all respects with the applicable requirements of ERISA and the

Internal Revenue Code of 1986, as amended (the "Code"). All required reports and descriptions have been filed or distributed appropriately with respect to each such employee benefit plan and there have been no prohibited transactions with respect to any such plan. No fiduciary has any liability for breach of fiduciary duty or any other failure to act or comply in connection with the administration or investment of the assets of any employee benefit plan. No charge, complaint, action, suit, proceeding, hearing, investigation, claim or demand with respect to the administration or the investment of the assets of any employee benefit plan (other than routine claims for benefits) is pending or, to the Company's knowledge, threatened. The Company (and employees with responsibility for employee benefits matters) have no knowledge of any basis for any such charge, complaint, action, suit, hearing, investigation, claim or demand.

         2.16  Leasehold Interests. Each lease or agreement to which the
               -------------------
Company is a party under which it is a lessee of any property, real or personal, is a valid and subsisting agreement without any material default of the Company with respect to any term thereof and the Company has not been notified of any default and has no reason to believe that it is in default of any term thereunder. To the best of the Company's knowledge, no other party to any such lease or agreement is in default of a material term thereunder. No event has occurred and is continuing which, with due notice or lapse of time or both, would constitute a default or event of default by the Company under any such lease or agreement or, to the best of the Company's knowledge, by any other party thereto. The Company's possession of such property has not been disturbed and no claim has been asserted against the Company adverse to its rights in such leasehold interests.

         2.17  Tax Returns and Payments. The Company has filed all federal,
               ------------------------
state and local tax returns and reports as required by law and has paid all taxes and other assessments due prior to the date that any penalty would accrue thereon, or adequate reserves for the payment thereof have been set forth in the Financial Statements. The provision for taxes of the Company are adequate for taxes due or accrued as of the date thereof. No deficiency assessment with respect to or proposed adjustment of the Company's federal, state, county or local taxes is pending or, to the best of the Company's knowledge, threatened. There is no tax lien, whether imposed by any federal, state, county or local taxing authority, outstanding against the assets, properties or business of the Company.

         2.18  Insurance. The Company maintains as to its properties and
               ---------
business, with financially sound and reputable insurers, insurance against such casualties and contingencies and of such types and in such amounts as is customary for companies similarly situated.

         2.19  Labor Agreements and Actions. The Company is not bound by or
               ----------------------------
subject to (and none of its assets or properties is bound by or subject to) any written or oral, express or implied, contract, commitment or arrangement with any labor union, and no labor union has requested or, to the knowledge of the Company, has sought to represent any of the employees of the Company. There is no strike or other labor dispute involving the Company pending, or to the knowledge of the Company threatened, which could have a Material Adverse Effect on the Company, nor is the Company aware of any labor organization activity involving its employees. The Company is not aware that any officer or key employee, or that any group of key employees, intends to terminate their employment with the Company, nor does the Company have a present intention to terminate the employment of any of the foregoing.

         2.20  Changes. Since June 30, 1995, there has not been:
               -------

               (a) any change in the assets, liabilities, financial condition or operating results of the Company from that reflected in the Financial Statements, except changes in the ordinary course of business, including but not limited to transactions with Rhone-Poulenc Rorer, Inc. and Immunex, which have not been, in the aggregate, materially adverse;

               (b) any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the assets, properties, financial condition, operating results, prospects or business of the Company (as such business is presently conducted and as it is proposed to be conducted);

               (c) any waiver by the Company of a valuable right or of a material debt owed to it;

               (d) any satisfaction or discharge of any lien, claim or encumbrance or payment of any obligation by the Company, except in the ordinary course of business and which is not material to the assets, properties, financial condition, operating results or business of the Company (as such business is presently conducted and as it is proposed to be conducted);

               (e) any material change or amendment to a material contract or agreement by which the Company or any of its assets or properties is bound or subject;

               (f) any material change in any compensation arrangement or agreement with any officer, director or employee; or

               (g) to the Company's knowledge, any other event or condition of any character that could be reasonably expected to result in a Material Adverse Effect on the Company.

         2.21  Related-Party Transactions. No employee, officer or director of
               --------------------------
the Company, or member of his or her immediate family is indebted to the Company, nor is the Company indebted (or committed to make loans or extend or guarantee credit) to any of them. To the best of the Company's knowledge, none of such persons has any direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company has a business relationship, or any firm or corporation that competes with the Company, except that employees, officers or directors of the Company, and members of their immediate families may own stock in publicly traded companies that may compete with the Company. Except as set forth on the Schedule of Exceptions, no member of the immediate family of any officer or director of the Company is directly or indirectly interested in any material contract with the Company.

         2.22  Small Business Matters.
               ----------------------

               (a) The Company, together with its "affiliates" (as that term is defined in Title 13, Code of Federal Regulations, (S)121.401), is a "small business concern" within the meaning of the Small Business Investment Act of 1958, as amended (the "SBIA") and the regulations thereunder, including Title 13, Code of Federal Regulations, (S)121.802. The information set forth in the Small Business Administration Forms 480, 652 and Part A of Form 1031 regarding the Company and its affiliates is accurate and complete. Copies of such forms shall have been completed and executed by the Company and delivered to any Investor requesting such forms (each, an "SBIC Investor").

               (b) The proceeds from the sale of the Series E Preferred Stock will be used by the Company for general working capital purposes, for its growth modernization and expansion. No portion of the proceeds of any SBIC Investor (i) will be used to provide capital to a corporation licensed under the SBIA, (ii) will be used outside the United States (except (x) to acquire abroad materials and industrial property rights for a domestic operation or (y) for transfer to a controlled foreign Subsidiary, so long as at least fifty-one percent (51%) of the Company's assets and activities will remain within the United States), or
(iii) will be used for any purpose contrary to the public interest (including without limitation, activities which are in violation of law) or inconsistent with free competitive enterprise, in each case, within the meaning of 13 C.F.R.
(S)107.901.

               (c) The Company's primary business activity does not involve, directly or indirectly, providing funds to others, the purchase or discounting of debt obligations, factoring or long-term leasing of equipment with no provision for maintenance or repair, and the Company is not classified under Major Group 65 (Real Estate) of the SIC Manual.

               (d) If the Company breaches the representations in subsections
(b) or (c) above in any material respect, then in addition to all other remedies available to the SBIC Investors, each SBIC Investor may demand that the Company immediately repurchase all securities acquired by the SBIC Investor at the purchase price therefor.

         2.23  Hazardous Materials. To the best knowledge of the Company, the
               -------------------
Company has never spilled or released any Hazardous Materials at any site owned or leased by it. To the best knowledge of the Company, all materials used by the Company have been and are handled, packaged, labeled, stored, used and disposed of in accordance with all applicable federal, state and local requirements. To the best knowledge of the Company, no third party has ever generated, used, handled, stored, treated, disposed of, spilled or released any Hazardous Materials at any site owned or leased by the Company, nor has there been or is there threatened any release of any Hazardous Materials on or at any such site. To the best knowledge of the Company, there are not underground storage tanks at any site owned or leased by the Company. For purpose of this Section 2.23, "Hazardous Materials" shall mean any element, substance, compound or mixture (including, without limitation, any pollutant, contaminant, chemical or industrial, toxic or hazardous substance or waste and any break-down product thereof), whether solid, liquid or gaseous, that (i) has been, is or shall be in the future subject to regulation of any kind (including, without limitation, regulation by statute, rule, regulation, ordinance, order, decree, notice, plan or demand letter) by any federal, state or local governmental authority with regard to protection of the environment or protection of environmental health and safety, or (ii) the presence, existence or threat of which shall at any time give rise, under any theory of law or equity, to any liability of any kind or nature whatsoever.

         2.24  Disclosure. The Company has fully provided each Investor with
               ----------
all the material information which such Investor has requested for deciding whether to purchase the Series E Preferred Stock. Neither this Agreement nor any other statements or certificates made or delivered in connection herewith contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein or therein not, in light of the circumstances under which such statements are made, misleading.

     3.  Representations Warranties and Covenants of Each Investor. This
         ---------------------------------------------------------
Agreement is made with each Investor in reliance upon such Investor's representation and warranties to the Company, which by such Investor's execution of this Agreement such Investor hereby confirms, that:

         3.1   Authorization. This Agreement constitutes its valid and legally
               -------------
binding obligation, enforceable against the Investor in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally.

         3.2   Purchase Entirely for Own Account. The Series E Preferred Stock
               ---------------------------------
to be received by Investor and the Common Stock issuable upon conversion thereof (collectively, the "Securities") will be acquired only for investment for such Investor's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that such Investor has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, each

Investor further represents that such Investor does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Securities. Each Investor represents that it has full power and authority to enter into this Agreement.

         3.3   Disclosure of Information. Investor has received all the
               -------------------------
information it considers necessary or appropriate for deciding whether to purchase shares of Series E Preferred Stock and has received all information it has requested from the Company. Such Investor further represents that it has had an opportunity to ask questions of management of the Company regarding the Company, its business and the terms and conditions of the offering of the Securities and that all such questions have been answered to the satisfaction of such Investor. In entering into this Agreement, the Investor has not relied on any written or oral representation or other information except as provided to the Investor by the Company and its agents. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 2 of this Agreement or the right of the Investors to rely thereon.

         3.4   Investment Experience. The Investor is aware that an investment
               ---------------------
in the Series E Preferred Stock involves very significant risks and that, in particular, the Company is in the development stage. Investor is an investor in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk and complete loss of its investment in the Series E Preferred Stock and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in shares of Series E Preferred Stock. Such Investor has not been organized solely for the purpose of acquiring the Securities.

         3.5   Restricted Securities. Each Investor understands that the
               ---------------------
Securities it is purchasing are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act of 1933, as amended (the "Securities Act"), only in certain limited circumstances. In this connection each Investor represents that it is familiar with Securities and Exchange Commission ("SEC") Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

         3.6   Further Limitations on Disposition. Without in any way limiting
               ----------------------------------
the representations set forth above, each Investor further agrees not to make any disposition of all or any portion of the Securities unless and until:

               (a) There is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

               (b) (i) Such Investor shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition and (ii) if reasonably requested by the Company, such Investor shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company and its counsel, that such disposition will not require registration of such shares under the Securities Act, provided that the Company will not require the State of Michigan to deliver an opinion under Section 3.6.

               (c) Notwithstanding the provisions of subsections (a) and (b) above, no such registration statement or opinion of counsel shall be necessary for a transfer by an Investor which is a partnership to a partner of such partnership or a retired partner of such partnership who retires after the date hereof, or to the estate of any such partner or retired partner or the transfer by gift, will or intestate succession of any partner to his spouse or to the siblings, lineal descendants or ancestors of such partner or his spouse, if the transferee agrees in writing to be subject to the terms hereof to the same extent as if he were an original Investor hereunder.

         3.7   Legends. It is understood that the certificates evidencing the
               -------
Securities may bear the following legend:

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT, AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE, AND MAY NOT BE SOLD, MORTGAGED, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE SECURITIES ACT OF 1933, OR UNLESS AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT IS AVAILABLE.

         3.8   Accredited Investor. Each Investor is an accredited investor as
               -------------------
defined in Rule 501(a) of Regulation D, as amended, of the SEC under the Securities Act.

         3.9   Removal of Legends; Further Covenants.
               -------------------------------------

               (a) Any legend endorsed on a certificate pursuant to Section 3.8 hereof shall be removed (i) if the Securities represented by such certificate shall have been effectively registered under the Securities Act or otherwise lawfully sold in a public transaction, (ii) if such Securities may be transferred in compliance with Rule 144(k) promulgated under the Securities Act or (iii) if the holder of such Securities shall have provided the Company with an opinion of counsel, in form and substance acceptable to the Company and its counsel and from attorneys reasonably acceptable to the Company and its counsel, stating that a public sale, transfer or assignment of such Securities may be made without registration.

               (b) Any legend endorsed upon a certificate pursuant to Section
3.8 hereof shall be removed if the Company receives an order of the appropriate state authority authorizing such removal or if the holder of such Securities provides the Company with an opinion of counsel, in form and substance acceptable to the Company and its counsel and from attorneys reasonably acceptable to the Company and its counsel, stating that such state legend may be removed.

     4.  California Commissioner of Corporations.
         ---------------------------------------

         4.1   Corporate Securities Law. THE SALE OF THE SECURITIES WHICH ARE
               ------------------------
THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO SUCH QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SECURITIES IS EXEMPT FROM QUALIFICATION BY SECTIONS 25100, 25102 OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED, UNLESS THE SALE IS SO EXEMPT.

     5.  Conditions of Each Investor's Obligations at Closing. The obligations
         ----------------------------------------------------
of each Investor under Section 1.2 of this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions, the waiver of which shall not be effective against any Investor who does not consent in writing thereto:

         5.1   Representations and Warranties. The representations and
               ------------------------------
warranties of the Company contained in Section 2 shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of such Closing.

         5.2   Performance. The Company shall have performed and complied with
               -----------
all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

         5.3   Qualifications. The offer and sale of the Series E Preferred
               --------------
Stock and the underlying shares of Common Stock to the Investors shall be either registered and qualified with the securities administration of all relevant states or pursuant to this Agreement, or such offer and sale shall be exempt from such registration qualification.

         5.4   Proceedings and Documents. All corporate and other proceedings
               -------------------------
in connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to each Investor and its counsel, and each Investor shall have received all such counterpart original, certified and other copies of such documents as such Investor may reasonably request.

         5.5   Opinion of Company Counsel. Each Investor shall have received
               --------------------------
from Pepper, Hamilton & Scheetz, counsel for the Company, an opinion, dated as of the Closing, in form and substance satisfactory to the Investors.

         5.6   Investor Rights Agreement. The Investors and the Company shall
               -------------------------
have entered into the Investor Rights Agreement.

     6.  Conditions of the Company's Obligations at Closing. The obligations
         --------------------------------------------------
of the Company to each Investor under this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions by such
Investor:

         6.1   Representations and Warranties. The representations and
               ------------------------------
warranties of the Investor contained in Section 3 hereof shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the Closing.

     7.  Covenants. In connection with the transactions contemplated hereby, the
         ---------
Company hereby covenants and agrees as follows:

         7.1   Observer Rights. At any time after the date hereof, the
               ---------------
Investors shall have the right to have one (1) designated representative (the "Designated Representative") attend any and all meetings of the Company's Board of Directors, in a nonvoting capacity. The initial Designated Representative shall be Gregory J. Forrest, who may be replaced at any time and from time to time by Investors holding a majority of the Series E Preferred Stock, provided that each subsequent Designated Representative shall be reasonably acceptable to the Company. The Company will provide such Designated Representative with all usual and customary communications made to the Board and give such Designated Representative copies of all materials delivered to the Board and/or other non-voting observers outside of meetings. At the request of the Company, the Designated Representative shall enter into a confidentiality agreement with the Company in the form that has been previously delivered to the Company by other non-voting observers to the Board. The provisions of this Section 7.1 shall terminate automatically and be of no further force and effect upon the consummation by the Company of an initial public offering under the Securities Act.

         7.2   Registration Rights. The Company hereby grants to each Investor
               -------------------
all of the rights and benefits set forth in Sections 2.4 through 2.14, inclusive, of that certain Amended and Restated Investors' Rights Agreement dated as of April 7, 1992, as amended to date (the "Investors' Rights Agreement").

         7.3   Financial Information, Etc. The Company hereby agrees to comply
               --------------------------
with those affirmative covenants set forth in Sections 3.1 through 3.7, inclusive, of the Investors' Rights Agreement and to afford each Investor with the rights and benefits set forth therein.

         7.4   Information Rights and Related Covenants.
               ----------------------------------------

               (a) Within ninety (90) days after the date hereof, the Company shall provide to each Investor seeking such information a certificate of its chief financial officer (i) verifying the use of the proceeds of each SBIC Investor from the sale of Series E Preferred Stock and (ii) certifying compliance by the Company with the provisions of this Agreement. In addition to any other rights granted hereunder, the Company shall provide each such Investor and the U.S. Small Business Administration (the "SBA") access to its books and records for the purpose of verifying the use of the proceeds of such Investor's financing.

               (b) The Company will at all times comply with the nondiscrimination requirements of 13 C.F.R., Parts 112, 113 and 117.

         7.5   Right of First Offer. The Company hereby grants to each
               --------------------
Investor all of the rights and benefits of Section 4.1 of the Investors' Rights Agreement.

         7.6   Best Efforts on Sale of Stock. The Company agrees to use its
               -----------------------------
best efforts to include a pro rata portion of the shares of Series E Preferred Stock held by the Investors in any sale of any of the capital stock of the Company by any other investor in the Company.

     8.  Miscellaneous.
         -------------

         8.1   Successors and Assigns. The terms and conditions of this
               ----------------------
Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

         8.2   Governing Law. This Agreement shall be governed by and
               -------------
construed under the laws of the State of Michigan.

         8.3   Counterparts. This Agreement may be executed in two or more
               ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         8.4   Titles and Subtitles. The titles and subtitles used in this
               --------------------
Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

         8.5   Notices. Unless otherwise provided, any notice required or
               -------
permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified or, if sent by telecopier, upon confirmation of transmission, or three (3) days after deposit with the United States Post Office, by registered or certified mail, or one (1) day after deposit with an overnight air courier, in each case postage prepaid and addressed to the party to be notified at the address indicated for such party on the signature page hereof, or at such other address as such party may designate by ten (10) days' advance written notice to the other parties.

         8.6   Brokers and Finders. Each party represents that it neither is
               -------------------
nor will be obligated for the payment of any broker or finder fee or commission in connection with this transaction. Each Investor agrees to indemnify and hold harmless the Company from any liability for any commission or compensation in the nature of a broker or finder fee (and the costs and expenses of defending against such liability or asserted liability) for which the Investor or any of its officers, partners, employees or representatives is responsible. The Company agrees to indemnify and hold harmless each Investor from any liability for any commission or compensation in the nature of a broker or finder fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

         8.7   Expenses. The Company shall pay the reasonable fees and
               --------
expenses of Riordan & McKinzie acting as counsel to SBIC Partners, L.P.

         8.8   Severability. If one or more provisions of this Agreement are
               ------------
held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

         8.9   Entire Agreement. This Agreement and the Investors Rights
               ----------------
Agreement constitute the entire agreement among the parties hereto pertaining to the subject matter hereof and supersede all prior agreements, term sheets, letters, discussions and understandings of the parties in connection therewith.

         8.10  Assurances. Each party to this Agreement shall execute all
               ----------
instruments and documents and take all actions as may be reasonably required to effectuate this Agreement, whether before, concurrently with or after the consummation of the transactions contemplated hereby.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

COMPANY:                           AASTROM BIOSCIENCES, INC.
                                   P.O. Box 376
                                   Ann Arbor, Michigan 48106
                                   Fax: (313) 930-5546

                                   By: /s/ R. DOUGLAS ARMSTRONG, Ph.D.
                                       -------------------------------------
                                       R. Douglas Armstrong, Ph.D.
                                       President and Chief Executive Officer

INVESTORS:                         SBIC PARTNERS, L.P.
                                   201 Main Street, Suite 2302
                                   Fort Worth, Texas 76102
                                   Fax: (817) 338-2047

                                   By: Forrest Binkley & Brown L.P.,
                                       General Partner

                                       By: Forrest Binkley & Brown Venture Co.,
                                           General Partner

                                           By: /s/ JEFFREY J. BROWN
                                               -------------------------------
                                               Jeffrey J. Brown
                                               Office of the President

                                   By: SL-SBIC Partners, L.P.,
                                       General Partner

                                       By: FW-SBIC, Inc.,
                                           General Partner

                                           By: /s/ PETER STERLING
                                               -------------------------------
                                               Name:  Peter Sterling
                                               Title: Chairman

                   [Signatures continued on following page]

                   [Signatures continued from previous page]

                                   STATE TREASURER OF THE STATE OF MICHIGAN,
                                   CUSTODIAN OF THE MICHIGAN PUBLIC SCHOOL
                                   EMPLOYEES' RETIREMENT SYSTEM, STATE
                                   EMPLOYEES' RETIREMENT SYSTEM, MICHIGAN STATE
                                   POLICE RETIREMENT SYSTEM, AND MICHIGAN JUDGES RETIREMENT SYSTEM
                                   c/o Alternative Investments Division
                                   430 West Allegan
                                   Treasury Building, 3rd Floor
                                   Lansing, Michigan 48933
                                   Fax: (517) 335-3668

                                   By: /s/ PAUL E. RICE
                                       ---------------------------------------
                                       Name: Paul E. Rice, Administrator
                                       Title: Alternative Investments Division

                                   By:
                                       ---------------------------------------
                                       Name:
                                              --------------------------------
                                       Title:
                                              --------------------------------

                                  Schedule A

                             SCHEDULE OF INVESTORS
                             ---------------------

                                 Number                   Aggregate
Investor                       of Shares               Purchase Price
--------                       ---------               --------------
SBIC Partners, L.P.              941,177                $4,000,002.25

State Treasurer of the
State of Michigan                470,588                $1,999,999
                               ---------                -------------
           Totals:             1,411,765                $6,000,001.25

                                 Schedule A-1